                                                                  Exhibit 10.101

The omitted portions indicated by asterisks have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                              AMENDED AND RESTATED
                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

                                     BETWEEN

                                    Q-MED AB

                                       AND

                           HA NORTH AMERICAN SALES AB

                            DATED AS OF MARCH 7, 2003

                              AMENDED AND RESTATED
                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

                  This AMENDED AND RESTATED Intellectual Property License Agreement (this "AGREEMENT") effective as of this 6th day of March, 2003, (the "EFFECTIVE DATE") between Q-Med AB, a company organized under the laws of the Kingdom of Sweden with corporate registration number 556258-6882 ("Q-MED" or "LICENSOR"), and HA North American Sales AB, a company organized under the laws of the Kingdom of Sweden with corporate registration number 556636-3718 ("NEWCO" or "LICENSEE").

                                    RECITALS

                  WHEREAS, Licensor and Q-Med Holding Sweden AB, a company organized under the laws of the Kingdom of Sweden and a wholly-owned subsidiary of Q-Med ("HOLDCO") entered into that certain License Agreement dated as of December 20, 2002 (the "LICENSE AGREEMENT");

                  WHEREAS, Holdco subsequently assigned the License Agreement to Newco pursuant to the Asset Transfer Agreement (as defined herein);

                  WHEREAS, Licensor and Newco desire to amend and restate the License Agreement on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "ACTION" shall mean any action, claim, suit, litigation, arbitration, investigation, notification, audit or other proceeding brought by a Governmental Authority or other Person.

                  "AESTHETIC ENHANCEMENT" shall mean the alteration of the visual appearance, visual form or visual shape of the naked human body or any of its components; provided that Aesthetic Enhancement shall not be deemed to include modification, restoration, adjustment or correction of functions of the human body or any of its component parts.

                  "AFFILIATE" of a Person shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                  "AGREEMENT" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "ASSET TRANSFER AGREEMENT" shall mean the Asset Transfer Agreement, dated as of December 27, 2002 between Holdco and Newco, a true and correct copy of which, including any and all amendments, modifications or supplements thereto, is attached hereto as Schedule C.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in Sweden or New York are authorized or obligated by Law or executive order to remain closed.

                  "CANADA'S FDA" shall mean Canada's Food and Drugs Act, R.S.C. 1985, c. F-27, as amended.

                  "CAP" shall have the meaning set forth in Section 9.1(b).

                  "CHANGE IN CONTROL" shall mean (a) the disposition of all or substantially all of the outstanding shares, assets or business of a Party on a consolidated basis; or (b) any transaction or event (or series of transactions or events) as a result of which any Person (other than an Affiliate of such Party), acting singly or as a part of a "partnership, limited partnership, syndicate or group" (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended): (i) acquires (by purchase, merger, consolidation or otherwise) or for the first time controls or is able to vote (directly or through nominees, beneficial ownership, proxy or contract) fifty percent (50%) or more of the aggregate of all outstanding equity securities of a Party; or (ii) acquires (by purchase, merger, consolidation or otherwise) or the first time is able to nominate or designate (directly or through nominees, beneficial ownership, proxy or contract) at least fifty percent (50%) of the nominees to the board of directors of such Party, in each of (a) or (b), in the event that Licensor or Licensee, as the case may be, was not a party to the applicable transaction and/or such transaction was not approved by the Board of Directors of Licensor or Licensee, as the case may be.

                  "CIPO" shall mean the Canadian Intellectual Property Office.

                  "CLOSING" shall have the meaning set forth in the Share Purchase Agreement.

                  "COMMERCIAL DISTRIBUTION" shall mean a distribution in accordance with the terms and conditions of the Transaction Agreements for purposes other than Investigational Distribution.

                  "COMPLAINING PARTY" shall have the meaning set forth in
Section 3.10(b).

                  "CONFIDENTIAL LICENSEE INFORMATION" shall have the meaning set forth in Section 8.1.

                  "CONFIDENTIAL LICENSOR INFORMATION" shall have the meaning set forth in Section 8.2.

                  "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in the Share Purchase Agreement.

                  "EFFECTIVE DATE" shall have the meaning set forth in the preface above.

                  "ESCROW AGREEMENT" shall have the meaning set forth in the Share Purchase Agreement.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "FDCA" shall mean the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. Sections 301 et. seq.).

                  "FIELD" shall mean dermatologic aesthetic enhancement and the aesthetic enhancement of the lips.

                  "FOOD AND DRUGS ACT" shall mean the Canadian Food and Drugs Act of 1985, as amended (R.S., c. F-27).

                  "GOVERNMENTAL AUTHORITY" shall mean any supranational, national, federal, state, provincial or local judicial, legislative, executive or regulatory authority.

                  "IMPROVEMENTS" shall mean any replacements, improvements or modifications, including without limitation new indications or new uses, in each case in the Field.

                  "INDEMNIFIABLE CLAIM" shall have the meaning set forth in
Section 9.4 herein.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 9.3 herein.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 9.3 herein.

                  "INITIAL ASSET TRANSFER AGREEMENT" shall mean the initial Asset Transfer Agreement, dated as of December 20, 2002, by and between Q-Med and Holdco, a true and correct copy of which, including any and all amendments, modifications or supplements is attached hereto as Schedule B.

                  "INVESTIGATIONAL DISTRIBUTION" shall mean distribution in accordance with the terms and conditions of the Transaction Agreements pursuant to the requirements of 21 C.F.R. Part 812 in the United States and Part 3 of the Canadian Medical Device Regulations SOR/98-282 in Canada.

                  "LAUNCH" of a Licensed Product shall mean the first offer for sale of the Licensed Product to the trade.

                  "LAWS" shall mean all applicable laws, statutes, rules, regulations, ordinances and other pronouncements of law of any Governmental Authority.

                  "LICENSED KNOW-HOW" shall mean, except to the extent published or otherwise known, all of Licensor's and its Affiliates' proprietary know-how, trade secrets, unpatented inventions, technical data, formulations, technical information and business and marketing information which Licensor or any of its Affiliates now own or have the right to license, or hereafter acquire or obtain the right to license during the Term, but only to the extent necessary or reasonably useful, in the ordinary course of Licensee's business, for marketing, importing, selling, offering for sale, disposing, Commercial Distribution of, Investigational Distribution of, commercializing or using the Licensed Products in the Field in the Territory, including sales and marketing materials, and medical, clinical, toxicological testing and scientific data, relating to the Licensed Products. For the avoidance of doubt, Licensed Know-How shall not include information that Licensor is under an obligation to unrelated Third Parties not to disclose, such as patient data.

                  "LICENSED PATENTS" shall mean the U.S. Patent and Canadian Patent Application set forth on Schedule A attached hereto and any other patent or patent application or rights thereunder in the Territory that covers the manufacture, use, import or sale of the Licensed Products, together with any extensions, publications, reissues, continuations, divisionals, continuations-in-part, reexamination certificates, substitutions or renewals, supplemental protection certificates or certificates of inventions thereof owned by Licensor or any of its Affiliates, or under which Licensor or any of its Affiliates has the right to grant licenses in the Territory, as of the Effective Date or during the Term.

                  "LICENSED PRODUCTS" ****

                  "LICENSED RIGHTS" shall mean the Licensed Patents and the Licensed Know-How.

                  "LICENSEE INDEMNIFIED PERSONS" shall have the meaning set forth in Section 9.1.

                  "LICENSES" shall mean the licenses granted under the Licensed Rights set forth in Section 2.1.

                  "LICENSOR INDEMNIFIED PERSONS" shall have the meaning set forth in Section 9.2.

                  "LOSS" or "LOSSES" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including reasonable legal fees and expenses but excluding loss of profits or other special, punitive or consequential damages.

                  "NEW PRODUCTS" ****

                  "OUT-OF-FIELD USE" shall have the meaning set forth in Section 3.10(b).

                  "PARTY" shall mean Licensor or Licensee and, when used in the plural, means both Licensor and Licensee or their respective Permitted Transferees or Third Party transferees, in each case upon the consummation of a Transfer in accordance with the terms and conditions herein.

                  "PATENT REQUEST" shall have the meaning set forth in Section 3.7.

                  "PERMITTED TRANSFEREE" shall mean Medicis Pharmaceutical Corporation ("MEDICIS") or any Affiliate of the Licensor or Medicis, as applicable, of whom the Licensor or

Medicis, as applicable, owns or controls more than fifty percent (50%) of the voting securities or economic interest; provided that the Licensor or Licensee, as applicable, shall remain directly liable for the performance by the Permitted Transferee of all obligations of the Licensor or Licensee, as applicable, under this Agreement and no Transfer to a Permitted Transferee hereunder shall relieve the Licensor or Licensee, as applicable, of its obligations pursuant to this Agreement.

                  "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity or organization.

                  "PURCHASER" shall have the meaning set forth in the Share Purchase Agreement.

                  "REGULATORY APPROVALS" shall have the meaning set forth in the Supply Agreement.

                  "RESPONSIBLE PARTY" shall have the meaning set forth in
Section 3.10(b).

                  "SELLER" shall have the meaning set forth in the Share Purchase Agreement.

                  "SHARE PURCHASE AGREEMENT" shall mean the Share Purchase Agreement, dated as of February 10, 2003, as amended by Amendment No. 1 dated as of March 7, 2003, between Q-Med International B.V., a company organized under the laws of the Netherlands with its statutory seat at Amsterdam, the Netherlands and its principal offices at Naritaweg 165, 1043 BW Amsterdam, the Netherlands and Startskottet 21914 AB (under proposed change of name to Medicis Sweden Holdings AB), a Swedish limited liability company with corporate registration number 556632-3548 (as the same may be amended from time to time in accordance with its terms).

                  "SPECIAL TERMINATION PROVISIONS" shall have the meaning set forth in the Supply Agreement.

                  "STEERING COMMITTEE" shall have the meaning set forth in the Supply Agreement.

                  "SUPPLY AGREEMENT" shall mean the Supply Agreement, dated as of the Closing under the Share Purchase Agreement, between Q-Med and Medicis (as the same may be amended from time to time in accordance with its terms).

                  "TERM" shall have the meaning set forth in Section 6.1.

                  "TERRITORY" shall mean the United States, including its territories and possessions, and Canada.

                  "THIRD PARTY" shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

                  "TPD" shall mean Canada's Therapeutic Products Directorate.

                  "TRADEMARKS" shall have the meaning set forth in the Asset Transfer Agreement.

                  "TRANSACTION AGREEMENTS" shall mean this Agreement, the Share Purchase Agreement, the Supply Agreement, the Escrow Agreement and the Confidentiality Agreement.

                  "TRANSFER" shall mean any Change in Control or Volitional Change in Control of a Party or a transfer or assignment by a Party of its rights and obligations under this Agreement; provided, however, that for purposes of this Agreement the actions set forth in Section 2.1 hereof shall not be deemed to be a Transfer.

                  "USPTO" shall mean the United States Patent and Trademark Office.

                  "VOLITIONAL CHANGE IN CONTROL" shall mean (a) the disposition of all or substantially all of the outstanding shares, assets or business of a Party on a consolidated basis; or (b) any transaction or event (or series of transactions or events) as a result of which any Person (other than an Affiliate of such Party), acting singly or as a part of a "partnership, limited partnership, syndicate or group" (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended): (i) acquires (by purchase, merger, consolidation or otherwise) or for the first time controls or is able to vote (directly or through nominees, beneficial ownership, proxy or contract) fifty percent (50%) or more of the aggregate of all outstanding equity securities of a Party; or (ii) acquires (by purchase, merger, consolidation or otherwise) or for the first time is able to nominate or designate (directly or through nominees, beneficial ownership, proxy or contract) at least fifty percent (50%) of the nominees to the board of directors of such Party, in each of (a) or (b), in the event that Licensor or Licensee, as the case may be, was a party to the applicable transaction or of which the Board of Directors of Licensor or Licensee, as the case may be, shall have approved.

                  1.2 Other Definitional Provisions. (a) The words "HEREOF", "HEREIN", "HERETO" and "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The term "including" shall mean "including, without limitation."

                  (d) When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or a Schedule to, this Agreement unless otherwise indicated.

                                   ARTICLE II
                             LICENSE AND RESERVATION

                  2.1 Grant Of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a fully paid-up, exclusive even as to Licensor, nonsublicensable (except as permitted in Section 11.1) and nonassignable (except as permitted in Section 11.1) license to the Licensed Rights in the Field in the Territory (i) to market, use, distribute for Commercial Distribution or Investigational Distribution, import, offer for sale, sell, commercialize or otherwise dispose of, but not to make or have made, Licensed Products in the Territory, itself or to have such done on its behalf;
(ii) to market, offer for sale, sell, distribute for

Commercial Distribution or Investigational Distribution, use, commercialize or otherwise dispose of Licensed Products in the Territory via the Internet, itself or to have such done on its behalf, provided that any web site owned and operated by or on behalf of Licensee is directed solely to users in the Territory, and provided, further, that Licensee may only ship Licensed Products or direct promotional materials related thereto to locations within the Territory; and (iii) to conceive, but not develop, Improvements to the Licensed Rights, provided with respect to (iii) herein that (x) Licensor remains the sole source of development work for Licensee unless Licensor is unable to provide Licensee with the research and development reasonably required by Licensee, in which case the Steering Committee shall select a contract laboratory to provide development work under Licensor's supervision and (y) Licensor retains ownership of all Improvements, as set forth in Section 2.3 herein. Licensee shall not use the Licensed Rights outside the Territory for any purpose or in the Territory for any purpose other than as specifically authorized herein.

                  2.2 Reservation Of Rights. Other than as expressly stated herein, Licensee shall have no other right to use or interest in the Licensed Rights. Specifically, Licensee shall not have any interest in any other patents, trademarks or other intellectual property owned, licensed, developed or controlled by Licensor, other than as expressly provided in this Agreement or other valid written agreements. Licensee undertakes not to make, market, use, import, offer for sale, sell or in any other way take any action to commercialize the Licensed Products or Licensed Rights outside the Territory. Licensee shall use commercially reasonable efforts to direct to Licensor customer requests for Licensed Products outside the Territory received through Licensee's customer service, in each case only to the extent that such referral does not violate or conflict with any confidentiality obligations binding on Licensee. The Parties intend that this Agreement shall not restrict Licensor's freedom to make, use, import, offer for sale, sell, practice or otherwise commercialize the Licensed Products or Licensed Rights (a) within the Field outside the Territory or (b) outside the Field whether or not in the Territory. Except as specifically provided herein, Licensee grants no rights of ownership, use or otherwise in Licensee's patents, trademarks, know-how or other intellectual property.

                  2.3 Ownership Of Licensed Rights. Licensee acknowledges that, as between Licensee and Licensor, Licensor is the sole owner of the Licensed Rights and any Improvements to the Licensed Rights, including without limitation products in whole or in part based on, utilizing or otherwise incorporating the Licensed Rights, whether conceived of, created or developed by Licensor or Licensee, but excluding (i) Improvements conceived by Licensee that are not in whole or in part based on, do not utilize or do not otherwise incorporate the Licensed Rights; and (ii) Improvements to the Licensed Rights that the Parties' designees on the Steering Committee mutually agree shall be jointly owned for the purpose of avoiding prior art status, such as under 35 U.S.C. Section 102(e). Licensee shall not directly or indirectly question, attack, contest, or in any other matter impugn the validity, enforceability, registration or Licensor's ownership of, or right to use the Licensed Rights and any Improvements thereupon, including without limitation products in whole or in part based on, utilizing or otherwise incorporating the Licensed Rights, nor shall Licensee willingly become an adverse party to Licensor in any Action contesting the validity or enforceability of, or Licensor's ownership of or rights in, the Licensed Rights, except that Licensee shall be permitted to be an adverse party in connection with a defensive counterclaim, and to assert any claim or defense in any Action based on any dispute arising out of or in connection with this Agreement, or the breach, termination, or invalidity thereof.

                  2.4 Improvements. (a) Notwithstanding the foregoing, any Improvements to the Licensed Rights (but excluding Improvements conceived by Licensee that are not in whole or in part based on, do not utilize or do not otherwise incorporate the Licensed Rights) shall be made available to Licensee or be deemed included within the scope of the Licensed Rights without any additional consideration on the part of Licensee. Without limiting the generality of the foregoing, Licensee agrees not to, and not to assist any Third Party to, apply to register or register title to any intellectual property rights in the Licensed Rights or any Improvements thereupon, including Improvements to Licensed Products that are, in whole or in part, based on, utilizing or otherwise incorporating the Licensed Rights, except as mutually agreed by the Parties' designees on the Steering Committee for the purpose of avoiding prior art status, such as under 35 U.S.C. Section 102(e).

                  (b) Licensee hereby grants to Licensor a fully paid-up, exclusive outside the Territory for all purposes and exclusive in the Territory outside the Field, nonsublicensable (except as permitted in Section 11.1) and nonassignable (except as permitted in Section 11.1) license to make, use, market, distribute for Commercial Distribution or Investigational Distribution, import, offer for sale, sell, commercialize or otherwise dispose of any Improvements to the Licensed Rights, including Improvements of Licensed Products that are, in whole or in part, based on, utilizing, or otherwise incorporating the Licensed Rights, owned solely by Licensee or jointly by Licensee and Licensor.

                                   ARTICLE III
                                   OBLIGATIONS

                  3.1 Diligence Efforts. Licensee shall use commercially reasonable efforts to maximize sales of the Licensed Products in the Territory.

                  3.2 Markings. Licensee shall use commercially reasonable efforts to substantially comply with all patent marking and placement of corporate identifiers and identifiers of NASHA technology on the packaging and package inserts of the Licensed Products as required by applicable Law in the U.S. and Canada. Licensee shall use and display on all packaging and package inserts of the Licensed Products Licensor corporate identifiers and identifiers of NASHA technology that are reasonably requested by Licensor and are of a size, format and location appropriate for said packaging as reasonably determined by Licensee, provided that such identifiers shall be displayed in a reasonably prominent manner. Licensee shall not use or display Licensor's corporate identifiers or identifiers of NASHA technology other than on promotional literature, packaging and package inserts, without Licensor's express written consent, and in any event shall not use or display Licensor's corporate identifiers or identifiers of NASHA technology in a manner inconsistent with Licensor's use and display thereof. It shall not be considered a breach by Licensee of this Section 3.2 if, through inadvertence or Third Party error, such identifiers are not, or are incorrectly, displayed on a small number of promotional literature, packages or package inserts of the Licensed Products.

                  3.3 Protection Of Licensor's Intellectual Property. Licensee shall take such action as Licensor reasonably requests in writing, at Licensor's expense except as otherwise determined by the Steering Committee in accordance with the Supply Agreement, to assist Licensor in obtaining, registering and perfecting the Licensed Rights and disclosing pertinent information and executing documents in connection therewith.

                  3.4 Compliance With Relevant Law. Licensee shall, at its sole expense, substantially comply with all applicable Laws and shall use reasonable business practices in the operation of its business in connection with the Licensed Products, including, without limitation, compliance with the FDCA and FDA's regulations thereunder and the Food and Drugs Act and the regulations thereunder.

                  3.5 Prosecution and Maintenance of Licensed Patents. Subject to the terms and conditions of this Agreement, Licensor shall use reasonable best efforts to prosecute and maintain all Licensed Patents in the Territory in Licensor's name in accordance with the applicable terms set forth herein. Except as otherwise set forth in Section 4.2 herein with respect to Actions for the infringement, misappropriation or impairment of or damage to the Licensed Rights, Licensor shall be responsible for all actions and costs associated with maintaining the enforceability and validity of the Licensed Patents, and paying maintenance fees and/or annuities, and all other costs required to maintain the Licensed Patents. Licensor shall use reasonable best efforts to prosecute each of the Licensed Patents either to issuance or until administrative appeals to the Board of Patent Appeals and Interferences or its Canadian equivalent are exhausted. Except as provided in Section 3.7 herein with regard to patent applications requested by Licensee, the preparation and filing of any new patent applications shall be entirely and solely at Licensor's discretion.

                  3.6 Correspondence Relating to Patent Prosecution. Licensor shall deliver to Licensee, or counsel designated by Licensee, copies of all non-privileged correspondence to and from the USPTO and CIPO relating to the Licensed Patents in the Territory, as well as all non-privileged correspondence with the World Intellectual Property Organization relating to any International Application designating the United States or Canada, and all non-privileged correspondence with any national or regional patent office containing any information that may reasonably be material to the validity, scope or enforceability of the Licensed Patents, relating to applications corresponding to or claiming priority with or from the Licensed Patents. Such correspondence shall be delivered promptly after the origination or receipt of such correspondence. With respect to the Licensed Patents, Licensee or counsel designated by Licensee shall have the right to submit comments on such correspondence to Licensor within fifteen (15) Business Days after Licensor sends such correspondence to Licensee or counsel designated by Licensee. If Licensee or counsel designated by Licensee timely submits comments to Licensor, and subject always to the best judgment of Licensor and its counsel, Licensor shall use commercially reasonable efforts to incorporate all reasonable comments in its further correspondence with the USPTO or CIPO, provided incorporation of the comments would not unreasonably delay, burden or increase the expense of the prosecution of pending patent applications.

                  3.7 Divisional, Continuation and New Patent Applications. From time to time Licensee may desire that Licensor file a divisional, continuation or new application for patent in the Territory embodying an invention conceived by Licensee and in whole or in part based on, utilizing or otherwise incorporating the Licensed Rights. In such circumstances, Licensee shall submit to the Steering Committee, in accordance with the Supply Agreement, a request for patent filing detailing the invention, the effect of the invention on the commercialization of the Licensed Products in the Territory (if any) and any information known to Licensee regarding the novelty, non-obviousness and general patentability of the invention (a "PATENT REQUEST"). Licensee and Licensor shall cause their respective designees on the Steering Committee, in accordance with the Supply Agreement, to decide whether or not to approve the Patent Request, taking into consideration both any effect on the commercialization of the Licensed Products in the Territory and the patentability of the invention proposed for patenting. If the Steering Committee in accordance with the Supply Agreement approves a Patent Request, Licensor shall use commercially reasonable efforts to timely file a patent application based on the invention detailed therein and to diligently prosecute such application to issuance, provided that Licensee shall pay all reasonable costs related to any patent application filed pursuant to a Patent Request and any patent that issues therefrom to the extent the application and patent relate exclusively to the Territory. To the extent the application and any patent that issues therefrom are relevant to the worldwide market, Licensee and Licensor shall cause their respective designees on the Steering Committee to determine the appropriate allocation of cost as between Licensee and Licensor. Notwithstanding Licensee's payment of prosecution and maintenance fees, any patent application embodying an invention in whole or in part based on, utilizing or otherwise incorporating the Licensed Rights, filed pursuant to a Patent Request, or otherwise, and any patent that issues therefrom shall be owned in its entirety by Licensor unless the Parties' designees on the Steering Committee mutually agree that such application or patent shall be jointly owned for the purpose of avoiding prior art status, such as under 35 U.S.C. Section 102(e). For the avoidance of doubt, the Parties intend that Licensee has the right, on its own and at its sole expense, to prosecute patents based on its own inventions to the extent, and only to the extent, such inventions are not in whole or in part based on, do not utilize, and do not otherwise incorporate the Licensed Rights.

                  3.8 March In Rights. If and only if Licensor is unwilling or unable due to Licensor's bankruptcy, insolvency, appointment of receiver or similar proceeding to maintain the Licensed Patents to the extent relevant to the Licensed Products in the Territory, Licensee shall have the right to prosecute and maintain such Licensed Patents in the Territory, provided that in all events, ownership of all rights in and to such Licensed Patents shall remain with Licensor.

                  3.9 Provision of Licensor Information and Access to Licensor Employees. (a) Licensor shall, promptly after the Effective Date and at Licensee's sole expense, use commercially reasonable efforts to deliver to Licensee documentation of (1) the Licensed Know-How to the extent such documentation (i) exists and (ii) is not subject to confidentiality restrictions preventing its disclosure to Licensee and (2) any material published by Licensor related to the Licensed Products, including but not limited to marketing and sales materials, to the extent such documentation (i) exists and (ii) is reasonably requested by Licensee for its use in the marketing, use, Commercial Distribution, Investigational Distribution, importation, offering for sale, sale, commercialization or other disposition of the Licensed Products in the Territory. Licensor shall use commercially reasonable efforts to supplement such documentation when new documentation reflecting the Licensed Know-How becomes available to Licensor. For the avoidance of doubt, Licensor shall have no obligation to author, create or produce initial or supplemental documentation to the extent such documentation does not otherwise exist, but Licensor agrees to share with Licensee such documentation related to the marketing, use, Commercial Distribution, Investigational Distribution, importation, offering for sale, sale, commercialization or other disposition of the Licensed Products in the Territory as now exists or is hereafter created, other than documentation that Licensor is under an obligation to unrelated Third Parties not to disclose, such as patient data. All such documentation shall be provided by Licensor to the Licensee in the form of one copy only in the English language or in another language if no English copy exists.

                  (b) From time to time Licensor shall use commercially reasonable efforts to provide Licensee reasonable access, at Licensee's sole expense, to relevant employees designated by Licensor as having knowledge of Licensed Know-How that is not reduced to writing and is reasonably requested by Licensee for its use in the marketing, use, Commercial Distribution, Investigational Distribution, importation, offering for sale, sale, commercialization or other disposition of the Licensed Products in the Territory, to allow Licensee to meet and interview such employees to enable Licensee to better practice the Licenses granted under Section 2.1, provided that, if not otherwise agreed between the Parties, such meetings (i) shall be limited to no more than five (5) days per annum or, in any year in which Licensee shall Launch a Licensed Product, no more than ten (10) days per annum, of which no more than two (2) days at a time shall be consecutive; (ii) shall occur upon not less than thirty (30) days' prior notice to Licensor; (iii) shall only be conducted during normal business hours; and (iv) shall not unreasonably disrupt or interfere with Licensor's normal operations.

                  3.10 Policing of Products. (a) The Parties shall use commercially reasonable efforts to police the Licensed Products and their channels of trade to ensure that (i) Licensor and its Affiliates, licensees or designees do not sell, offer for sale, import, market, distribute or have distributed, or otherwise dispose of Licensed Products within the Territory; and
(ii) Licensee and its Affiliates, licensees or designees do not sell, offer for sale, import, market, distribute or have distributed, or otherwise dispose of Licensed Products outside the Territory.

                  (b) The Parties shall use commercially reasonable efforts to police their products to ensure that (i) products sold by Licensor and its Affiliates, licensees or designees, other than Licensed Products sold by Licensee and its Affiliates, licensees or designees, are not used in the Field in the Territory; and (ii) Licensed Products sold by Licensee and its Affiliates, licensees or designees are not used outside the Field in the Territory (in either case an "OUT-OF-

FIELD USE"). In the event that either Party (the "COMPLAINING PARTY") believes that products sold by the other Party (the "RESPONSIBLE PARTY") or its Affiliates, licensees or designees in the Territory have been or are being used for an Out-of-Field Use, the Complaining Party shall present the Responsible Party with the full, complete and most probative evidence of such Out-of-Field Use available to the Complaining Party. If, after review of the proof presented by the Complaining Party, the Responsible Party agrees that products sold by itself or its Affiliates, licensees or designees in the Territory have been or are being used for an Out-of-Field Use, such Responsible Party shall compensate the Complaining Party for the lost profits suffered by the Complaining Party due to the Out-of-Field Use of products sold directly by such Responsible Party or its Affiliates, licensees or designees in the Territory. If, after review of the proof presented by the Complaining Party, the Responsible Party refuses to compensate the Complaining Party for its lost profits in accordance with this
Section 3.10(b), the Parties shall submit their claims to arbitration in accordance with the dispute resolution provisions of Article X herein.

                                   ARTICLE IV
                         INFRINGEMENT OF LICENSED RIGHTS

                  4.1 Obligations. Each Party shall promptly notify the other Party in writing of any actual or potential infringement, misappropriation or impairment of or damage to the Licensed Rights, or threatened Action against a Party that the Party's acts under or related to the Licensed Rights infringe, misappropriate, impair or otherwise damage the intellectual property rights of a Third Party, of which the Party is or becomes aware.

                  4.2 Actions. Licensor shall have the exclusive right to bring an Action for the infringement or misappropriation or impairment of or damage to the Licensed Rights and shall use all reasonable, diligent efforts to pursue parties who have infringed, misappropriated, impaired or otherwise damaged the Licensed Rights known to Licensor or identified in writing to Licensor by Licensee. Licensor shall bear all expenses, have complete control over, and recover all proceeds, settlements and damages with respect to any such Action, provided that, if such infringement, misappropriation, impairment or damage is due in whole or in part to the actions or inactions of Licensee, Licensee shall reimburse Licensor for such expenses, including reasonable attorney's fees and expenses, in proportion to the degree to which Licensee's actions or inactions contributed to such infringement, misappropriation, impairment or damage. Licensee agrees to cooperate fully with Licensor at Licensor's expense in any such Action, and to be joined as a party in such Action where required by Law. If Licensor fails to provide Licensee with evidence reasonably sufficient to Licensee that Licensor has undertaken demonstrable and reasonable efforts to abate and investigate an infringement, misappropriation, impairment or damage reported by Licensee in writing to Licensor within sixty (60) days after it receives a written request from Licensee to do so, or if Licensor fails to bring an Action in the Field in the Territory to abate an infringement, misappropriation, impairment or damage within ninety (90) days after it receives a written request from Licensee to do so, or if Licensor discontinues the prosecution of any such Action after filing, Licensee may, in its discretion, undertake such Action as it deems necessary to enforce the Licensed Rights. In such case, Licensee shall bear all expenses and recover all proceeds, settlements and damages with respect to any such Action, and Licensor shall assist Licensee, upon Licensee's request, at Licensee's sole expense in taking any action to enforce the Licensed Rights and shall consent to be joined as a party in such Action where required by Law. In any Licensee-brought Action, Licensee shall promptly send to Licensor a true copy of any and all notices or communications between Licensee and the Third Party infringer as well as a true copy of any and all pleadings, motions or other filings in or related to the Action. To the extent that there are communications not in writing, Licensee shall periodically, but at least monthly, provide to Licensor a report of all material communications bearing upon the current status of the dispute as between Licensee and the Third Party infringer, and any steps bearing upon resolution of that dispute. In no event shall any Party settle any Action referred to in this Section 4.2 with any Third Party, which settlement would materially affect any of the rights of the other Party (as determined by that Party in its reasonable discretion) under this Agreement, without the prior approval of the other Party, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE V
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  5.1 Representations And Warranties of Licensor. Licensor hereby represents and warrants to Licensee that:

                  (a) Corporate Organization and Authority. Licensor is a company duly organized, validly existing and in good standing under the Laws of the Kingdom of Sweden and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Licensor of this Agreement, the performance by Licensor of its obligations hereunder, and the consummation by Licensor of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Licensor and, assuming the due authorization, execution and delivery hereof by Licensee, constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting enforcement of creditors' rights and Laws concerning equitable remedies.

                  (b) No Conflict. The execution, delivery and performance by Licensor of this Agreement and the consummation by Licensor of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, violate, conflict with or cause a breach or termination of or constitute a default under (i) the provisions of any Law applicable to Licensor or its properties or assets; (ii) the provisions of the constituent organizational documents or other governing instruments of Licensor; (iii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Licensor is a party or by which Licensor, the Licensed Products or the Licensed Rights are bound or subject; or (iv) any judgment, decree, order or award of any court or Governmental Authority applicable to Licensor or its properties or assets.

                  (c) Governmental and Third Party Consents. No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any Third Party by virtue of the execution and delivery of this Agreement.

                  (d) Litigation. Except as set forth in Schedule 6.1(d), as of the Effective Date (i) there are no Actions pending, or to Licensor's knowledge threatened, which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the prospects or condition of the Licensed Products or the Licensed Rights nor (ii) to Licensor's knowledge, do circumstances exist which are reasonably likely to result in any Action of the kind described in clause (i) above.

                  (e) Licensor Know-How. The Licensed Know-How is not, as of the Effective Date, readily ascertainable by proper means by those who can obtain economic value from its knowledge or use and Licensor has taken steps reasonable under the circumstances to ensure that the Licensed Know-How has been maintained in confidence.

                  (f) Licensed Rights. Licensor or one of its Affiliates is the sole and exclusive owner of, and has all rights, title and interest in and to, or has the right to license the Licensed Rights. Licensor has the unrestricted right to grant the Licenses hereunder and no other Person has any license, claim or right in or to the Regulatory Approvals for each Licensed Product. As of the Effective Date, no Actions are pending, or to Licensor's knowledge threatened against Licensor alleging the Licensed Rights in any respect are an infringement, misappropriation or impairment or have otherwise caused damage to any Third Party or any Third Party's intellectual property rights, or that challenge Licensor's ownership of, or the enforceability or validity of the Licensed Rights. To the best of Licensor's knowledge after due inquiry, the Licensed Rights do not and will not infringe, constitute a misappropriation or impairment of or otherwise cause damage to or interfere with any patent, copyright, trademark, design right or other intellectual property rights of any other Person in the Territory. Licensor has complied and will, during the Term, comply in all material respects with all provisions of the patent acts, regulations, and statutes regarding the procurement and maintenance of, all Licensed Rights in the Territory. Licensor is in compliance and will, during the Term, remain in compliance with that certain settlement agreement dated September 28, 1999, between Licensor and Biomatrix, Inc. in settlement of Civil Case #99-CV-2021 in the U.S. District Court for the District of New Jersey (Newark), Biomatrix, Inc. v. Bengt Agerup, et al., Filed May 3, 1999. Licensor has not specifically admitted that any claim of an unexpired patent or pending patent application included within the Licensed Patents is invalid or unenforceable through reissue, disclaimer (other than that in U.S. Patent No. 5,827,937 and Canadian Patent Application No. 2,226,488, wherein a disclaimer has been filed with respect to claim 4) or otherwise. Licensor has adopted and will use measures reasonable under the circumstances to enforce non-disclosure and confidentiality policies and has obtained agreements from employees, consultants and others relating to such matters that are reasonable under the circumstances to protect its rights in and to the Licensed Rights.

                  (g) Third Party Rights. Neither Licensor nor its Affiliates have granted to any Third Party or Affiliate any rights or licenses or have otherwise taken any action that conflicts with or materially adversely affects the rights and Licenses granted to Licensee under this Agreement and will not grant any such rights or licenses to any Third Party during the Term.

                  (h) Schedules. All schedules in this Agreement are complete and correct. Schedule A contains a complete and correct list of all U.S. and Canadian patents and patent applications owned by Licensor or any of its Affiliates that cover the marketing, manufacture, use, Commercial Distribution, Investigational Distribution, importation, offering for sale, sale, commercialization or other disposition of the Licensed Products in the Field in the Territory.

                  (i) Government Authority. Licensor is not aware of any Action or pending or threatened Action by any Governmental Authority, including, but not limited to, the HC or FDA, that would prohibit or disapprove of the sale of the Licensed Products in the Territory. Licensor is not aware that any Governmental Authority, including, but not limited to, the HC and FDA, would have a basis for prohibiting or not approving the sale of the Licensed Products in the Territory.

                  5.2 Representations and Warranties of Licensee. (a) Corporate Organization and Authority. Licensee is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Licensee of this Agreement, the performance by Licensee of its obligations hereunder, and the consummation by Licensee of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Licensee and, assuming the due authorization, execution and delivery hereof by Licensor, constitutes a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting enforcement of creditors' rights and Laws concerning equitable remedies.

                  (b) No Conflict. The execution, delivery and performance by Licensee of this Agreement and the consummation by Licensee of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, violate, conflict with or cause a breach or termination of or constitute a default under (i) the provisions of any Law applicable to Licensee or its properties or assets; (ii) the provisions of the constituent organizational documents or other governing instruments of Licensee; (iii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Licensee is a party or by which Licensee, the Licensed Products or the Licensed Rights are bound or subject; or (iv) any judgment, decree, order or award of any court or Governmental Authority applicable to Licensee or its properties or assets.

                  (c) Governmental and Third Party Consents. No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any Third Party by Licensee by virtue of the execution and delivery of this Agreement.

                  5.3 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE SUPPLY AGREEMENT, (I) LICENSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER AT LAW OR IN EQUITY, RELATED TO THE LICENSED RIGHTS OR LICENSED PRODUCTS, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER, (II) LICENSOR

MAKES NO, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE REGARDING THE LICENSED RIGHTS AND LICENSED PRODUCTS AND (III) THE LICENSED RIGHTS ARE CONVEYED ON AN "AS IS, WHERE IS" BASIS AS OF THE EFFECTIVE DATE AND LICENSEE SHALL RELY UPON ITS OWN EXAMINATION THEREOF. Without limiting the foregoing, Licensee acknowledges that it has not and is not relying upon any implied warranty of merchantability or fitness for a particular purpose, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise) or the reliability, suitability, ability to produce a particular result, and validity, regarding the Licensed Rights after the date of this Agreement, except that Licensee may rely on the representations and warranties contained herein and in the Supply Agreement. This provision shall not affect the rights or obligations of either Party hereto with respect to any other Transaction Agreement.

                  5.4 Disclaimer Of Consequential, Incidental and Contingent Damages. To the extent permitted by Law, Licensor shall not be subject to and disclaims liability for all consequential, incidental and contingent damages whatsoever of Licensee or any of its Affiliates arising out of or relating to action or inaction under, performance or non-performance of, or the breach of, this Agreement.

                                   ARTICLE VI
                                TERM; TERMINATION

                  6.1 Term. The term of this Agreement ("TERM") commences on the Effective Date and, unless earlier terminated pursuant to Section 6.2 lasts until the last to occur of (a) the last Licensed Patent in the Licensed Rights expires, is abandoned or is finally adjudicated invalid and (b) the first to occur of (i) all of the Licensed Know-How becomes publicly available, other than by a breach by either Party of its obligations under Article VIII herein, or (ii) until one hundred (100) years from the Effective Date.

                  6.2 Termination. (a) Licensor may terminate this Agreement, effective upon written notice to Licensee, upon termination of the Supply Agreement pursuant to the Special Termination Provisions.

                  (b) Either Party may terminate this Agreement if there shall have been a Transfer by the other Party pursuant to a Change in Control (other than a Volitional Change in Control) in violation of Section 11.1.

                  6.3 Effect of Termination. Upon the termination of this Agreement in accordance with Section 6.2 Licensee shall (i) cease all use of the Licensed Rights and promptly return all originals and copies of any Licensed Know-How and Licensor Confidential Information in its possession or control to Licensor and (ii) assign the Trademarks and any and all rights and interests it or its Affiliates may have with respect to the Trademarks to Licensor or such of Licensor's Affiliates as Licensor may designate, by executing a trademark assignment agreement substantially in the form of the Trademark Assignment Agreement attached hereto as Schedule D.

                  6.4 Survival. Article VIII [Confidentiality], Article IX [Indemnification] and Article X [Dispute Resolution], and Sections 11.8 [Expenses] and 11.15 [Publicity] shall survive the expiration or termination of this Agreement for any reason; provided, however, that termination pursuant to
Section 6.2 will not relieve a defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE VII
                 CERTAIN FURTHER COVENANTS RELATED TO TRADEMARKS
                              AND INTERNET WEBSITES

                  7.1 Assignment of Trademarks and Consent to Registration of Domain Names. Licensor acknowledges and warrants that, pursuant to the Initial Asset Transfer Agreement and the Asset Transfer Agreement, Licensor has transferred and assigned to Holdco and Holdco has transferred and assigned to Newco all of the good will, reputation, trademarks, service marks and trade names, both registered and unregistered (collectively the "ASSIGNED TRADEMARKS"), and irrevocably agrees to Licensee's registration and ownership of the domain names listed on Schedule E (the "DOMAIN NAMES"), all of which are associated with the Licensed Products. Licensor shall provide to Licensee copies of any other executed instruments evidencing the assignment or conveyance of the Assigned Trademarks by Licensor to Holdco, and the assignment or conveyance of same by Holdco to Newco, together with copies of documents reflecting the recordation of such assignments or conveyances under applicable local law. Subject to the rights transferred and assigned to Holdco that Holdco transferred and assigned to Newco, Licensor has maintained for the benefit of Holdco, and now shall continue to maintain on behalf of Newco, US Trademark Application No. 76/267,260, and will promptly assign said application to Newco when the USPTO grants the request that the application be accorded the benefit of 15 U.S.C.
Section 1126 (e).

                  7.2 Representation and Warranty Concerning Trademarks. Licensor represents and warrants that, at the time of the Initial Asset Transfer Agreement, it (a) was the sole owner of the Assigned Trademarks and the goodwill represented by them, and (b) had the authority to assign unencumbered ownership of the Assigned Trademarks and the goodwill they represent to Holdco.

                  7.3 Infringement. The Parties shall promptly notify each other in writing of any actual or potential infringement, misappropriation or other impairment of the Assigned Trademarks, or any threatened Action that the Licensee's or its Affiliates' use of the Trademarks infringes the intellectual property rights of others, of which it is or becomes aware.

                  7.4 Distinctly Different Trade Dress. To reduce the possibility or likelihood of confusion between the Assigned Trademarks, which will be owned and controlled in the Territory by Licensee and the trademarks of Licensor, which will be owned and controlled by Licensor, the Parties agree that if Licensee adopts a new unique or distinctive trade dress for the Licensed Products in the Territory, Licensor and its Third Party Licensees shall refrain from changing or modifying the trade dress for Licensor's other products in the Territory in a way as to make it confusingly similar to the trade dress of Licensee, provided that Licensee shall bear its own expenses with regard to adoption or modification of Licensee's trade dress, and provided further that Licensee shall not adopt a trade dress which is incompatible with or unduly burdensome on Licensor's packaging or other equipment.

                  7.5 Web Sites. Licensee may display links to Licensor's web site on its own web site for the purpose of directing Internet users to information contained on Licensor's web site; provided, that (i) after the Closing under the Share Purchase Agreement this link shall accurately convey and communicate the nature of their business relationship; (ii) Licensor shall display links to the portions of the Licensee's web site that are intended for United States web site visitors only after a PMA Approval (as defined in the Share Purchase Agreement) with respect to Restylane(R) has been received by Licensor from the FDA; and (iii) Licensor and Licensee shall ensure that their respective web sites substantially comply with the applicable FDA and the applicable TPD requirements. To the extent Licensor has the right to grant licenses to the content of its web site, Licensor grants Licensee the right to use the content of those portions of Licensor's web site that relate to the Licensed Products in connection with the marketing, offering for sale, and distribution of the Licensed Products, including the right to copy, prepare derivative works and publicly display such content, and Licensor shall in all instances act reasonably in allowing Licensee to copy and display content from Licensor's web site in all cases at Licensee's reasonable request and sole expense, provided that any web site owned and operated by or on behalf of Licensee is directed solely to users in the Territory. It is understood and agreed that it shall not be a breach of this provision if users outside the Territory are able to gain access to web sites owned or operated by or on behalf of Licensee, provided that Licensee does not take any affirmative measures to target such users and takes commercially reasonable measures to limit the web sites' response to users located within the Territory, for example, by declining to provide additional information to users who identify themselves as being located outside the Territory.

                  7.6 Restriction on Transfer. Prior to the date on which all of the Milestone Payments to be paid pursuant to Section 2.2 of the Share Purchase Agreement have been paid to and received by the Seller (as defined in the Share Purchase Agreement), Licensee shall not and shall cause its Affiliates not to Transfer or otherwise encumber, in whole or in part any of the Trademarks except in accordance with Section 11.1 herein. Any attempted or purported Transfer in connection with a Volitional Change in Control or encumbrance of the Trademarks in contravention of this Section 7.6 shall be void ab initio and of no force or effect and any attempted or purported Transfer in connection with a Change in Control (other than a Volitional Change in Control) shall give rise to a right of termination by the Licensor pursuant to Section 6.2(b).

                                  ARTICLE VIII
                                 CONFIDENTIALITY

                  8.1 Licensor's Obligation. Except for the proper exercise of any rights granted or reserved under other provisions of this Agreement, Licensor agrees that it shall keep confidential, and shall cause its officers, employees, directors and counsel to keep confidential and shall not publish or otherwise divulge to a Third Party, other than any agents or representatives of Licensor (provided that such agents and representatives are informed of the confidential and proprietary nature of such information and agree in writing to the conditions set forth in this Article VIII; and provided, further, that Licensor shall be responsible for any breach of this Section by such representatives and agents), or use for itself, unless Licensee shall have given its prior written approval, during the Term and for a period of ten (10) years after the end of the Term, any information (and all tangible and intangible embodiments thereof) of a confidential and proprietary nature relating to Licensee's and its Affiliates' business or operations, including non-public information concerning Licensee's products, processes, customers and suppliers and the products and processes of Licensee's customers and suppliers furnished to Licensor by Licensee in connection with this Agreement but excluding Licensed Know-How which is addressed in Section 8.3 below (any of the foregoing, "CONFIDENTIAL LICENSEE INFORMATION"); provided, however, that Licensor shall have the right to disclose any Confidential Licensee Information provided hereunder if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by Licensor of any of its obligations hereunder or under any other agreement with Licensee, (b) for the purpose of complying with governmental regulations or (c) by Law or legal process. Licensor shall promptly notify Licensee of Licensor's intent to make any disclosure of Confidential Licensee Information prior to making such disclosure so as to allow Licensee adequate time to take whatever action Licensee may deem to be appropriate to protect the confidentiality of the Confidential Licensee Information and Licensor will cooperate and provide any assistance that the Licensee may reasonably request in connection with the foregoing. For the avoidance of confusion, all information provided by Licensee to Licensor in connection with this Agreement shall be deemed Confidential Licensee Information unless Licensor can demonstrate that such information is available to it from sources other than Licensee that are not under a duty of confidentiality with respect thereto. Licensor shall use Confidential Licensee Information only in connection with and for the purposes reflected in this Agreement and the other Transaction Agreements and for no other purpose.

                  8.2 Licensee's Obligation. Except for the proper exercise of any rights granted or reserved under other provisions of this Agreement, Licensee agrees that it shall keep confidential, and shall cause its officers, employees, directors and counsel to keep confidential and shall not publish or otherwise divulge to a Third Party, other than any agents or representatives of Licensee (provided that such agents and representatives are informed of the confidential and proprietary nature of such information and agree in writing to the conditions set forth in this Article VIII; and provided, further, that Licensee shall be responsible for any breach of this Section by such representatives and agents), or use for itself, unless Licensor shall have given its prior written approval, during the Term and for a period of ten (10) years after the end of the Term, any information (and all tangible and intangible embodiments thereof) of a confidential and proprietary nature relating to Licensor's and its Affiliates' business or operations, including non-public information concerning the Licensed Rights, Licensor's products, processes, customers and suppliers and the products and processes of Licensor's customers and suppliers, furnished to Licensee by Licensor in connection with this Agreement but excluding Licensed Know-How which is addressed in Section 8.3 below (any of the foregoing, "CONFIDENTIAL LICENSOR INFORMATION"); provided, however, that Licensee shall have the right to disclose any Confidential Licensor Information provided hereunder if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by Licensee of any of its obligations hereunder or under any other agreement with Licensor, (b) for the purpose of complying with government regulations, or (c) by Law or legal process. Licensee shall promptly notify Licensor of Licensee's intent to make any disclosure of Confidential Licensor Information prior to making such disclosure so as to allow Licensor adequate time to take whatever action Licensor may deem to be appropriate to protect the confidentiality of Confidential Licensor Information and Licensee will cooperate and provide any assistance that the Licensor may reasonably request in connection with the foregoing. For the avoidance of confusion, all information provided by Licensor to Licensee in connection with this Agreement shall be deemed Confidential Licensor Information unless Licensee can demonstrate that such information is available to it from sources other than Licensor that are not under a duty of confidentiality with respect thereto. Licensee shall use Confidential Licensor Information only in connection with and for the purposes reflected in this Agreement and the other Transaction Agreements and for no other purpose.

                  8.3 Protection of Licensed Know-How. Each Party shall use protective measures that are commercially reasonable and in no event less stringent than those used by such Party within the Party's own business to protect its comparable know-how to maintain the confidentiality of the Licensed Know-How and shall cause its officers, employees, directors and counsel to keep confidential and shall not publish or otherwise divulge to a Third Party, other than any licensees, Affiliates, agents or representatives under appropriate confidentiality agreements during the Term and after the end of the Term unless the Licensed Know-How: (a) is or has become known to the public other than through a breach of this Agreement; or (b) lawfully was disclosed to the disclosing Party on a non-confidential basis by a Third Party not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, provided, however, such exception only applies to such portion of the Licensed Know-How that falls within one or more of the above-cited exceptions. Licensee shall have the right to disclose any Licensed Know-How if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by Licensee of any of its obligations hereunder or under any other agreement with Licensor, (b) for the purpose of complying with government regulations, or (c) by Law or legal process, provided however, that the foregoing shall not alter the Parties' rights and obligations with respect to regulatory matters and compliance therewith as more fully set out in the Supply Agreement. For the avoidance of confusion, all Licensed Know-How shall be deemed confidential information subject to this Section 8.3 unless Licensee can demonstrate that the information falls within one or more of the above-cited exceptions. Licensee shall use the Licensed Know-How only in connection with and for the purposes reflected in this Agreement and the other Transaction Agreements and for no other purpose.

                  8.4 Permitted Disclosure Or Use Of Information. Nothing in this Article VIII shall prevent the disclosure or use of Confidential Licensee Information or Confidential Licensor Information, as the case may be, that (a) is or has become known to the public other than through a breach of this Agreement or (b) lawfully was disclosed to the disclosing Party on a non-confidential basis by a Third Party not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

                  8.5 Use Of Information to Perform Obligations under this Agreement. Within the limits set forth in this Article VIII, each Party shall be entitled at all times to use all Confidential Licensee Information or Confidential Licensor Information, as the case may be, provided by the other Party to the extent necessary to perform its obligations under this Agreement.

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

                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 Licensor. (a) Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates and their respective officers, directors, stockholders, employees, agents and representatives (the "LICENSEE INDEMNIFIED PERSONS") from and against any Losses that they may incur resulting from any Action to the extent arising out of or due to (i) any breach of any representation, warranty, covenant or other agreement by Licensor or any of its Affiliates to the extent such Affiliate is bound under this Agreement (provided, that for purposes of this Section 9.1(a)(i), Section 5.1(d)(ii) shall be read without regard to qualification with respect to knowledge); (ii) any act or omission of Licensor or Licensee occurring before the Closing under the Share Purchase Agreement with respect to the Licensed Rights, Trademarks, the Licensed Products or any other matter that is the subject of this Agreement; or (iii) the infringement, misappropriation or impairment of or damage to any Third Party's intellectual property rights arising out of the Licensee's exercise of the Licensed Rights or the Licensee's marketing, use, distribution, importation, sale, or disposition of Licensed Products, or the Licensee's use of the Confidential Licensor Information.

         (b) Licensor shall not have any liability under Section 9.1(a) unless the aggregate of all Losses relating thereto for which Licensor would, but for this Section 9.1(b), be liable exceeds on a cumulative basis an amount equal to $159,000, and then only to the extent of any such excess, after which the entire amount of such Losses which is payable pursuant to the provisions of
Section 9.1 shall be paid by Licensor subject to the Cap (as such term is defined below); provided that Licensor shall not have any liability under
Section 9.1(a) for any individual item where the Loss relating to such item is less than $10,000; provided, further, however, that Licensor's aggregate liability under Section 9.1(a) shall in no event exceed the aggregate of the amounts paid to and received by Seller (as defined in the Share Purchase Agreement) pursuant to Section 2.2 of the Share Purchase Agreement (the "CAP"). All amounts paid by Licensor to Licensee Indemnified Persons pursuant to Section
9.1 of this Agreement and all amounts paid by Seller to Purchaser Indemnified Persons pursuant to Section 9.1 of the Share Purchase Agreement shall be aggregated for purposes of determining the satisfaction of the Cap. The limitations of this Section 9.1(b) shall not apply to any claim for indemnification made under Section 3.10(b) herein. Licensor and its Affiliates shall have no liability under Section 9.1(a) to the extent a Licensee Indemnified Person has been paid pursuant to the Supply Agreement or the Share Purchase Agreement for an Indemnifiable Claim involving the identical substantive issue.

                  9.2      Licensee

                  (a) Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective officers, directors, stockholders, employees, agents and representative (the "LICENSOR INDEMNIFIED PERSONS") from and against any Losses that they may incur resulting from any Action to the extent arising out of or due to (i) any breach, from and after the Closing under the Share Purchase Agreement, of any representation, warranty, covenant or other agreement of the Licensee or any of its Affiliates to the extent such Affiliate is bound under this Agreement or (ii) any FDA or TPD action related to the web site link referenced in Section 7.5 arising out of an act or omission by the Licensee.

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

                  (b) Licensee shall not have any liability under Section 9.2(a) unless the aggregate of all Losses relating thereto for which Licensee would, but for this Section 9.2(b), be liable exceeds on a cumulative basis an amount equal to $159,000, and then only to the extent of any such excess; provided that Licensee shall not have any liability under Section 9.2(a) for any individual item where the Loss relating to such item is less than $10,000; provided, further, however, that the Licensee's aggregate liability under
Section 9.2(a) shall in no event exceed the Cap. All amounts paid by Licensee to Licensor Indemnified Persons pursuant to Section 9.2 this Agreement and all amounts paid by Purchaser to Seller Indemnified Persons pursuant to Section 9.2 of the Share Purchase Agreement shall be aggregated for purposes of determining the satisfaction of the Cap. The limitations of this Section 9.2(b) shall not apply to any claim for indemnification made under Section 3.10(b) herein. Licensee and its Affiliates shall have no liability under Section 9.2(a) to the extent a Licensor Indemnified Person has been paid pursuant to the Supply Agreement or the Share Purchase Agreement for an Indemnifiable Claim involving the identical substantive issue.

                  9.3 Notice of Claims. If there occurs an event which any of the Persons to be indemnified under this Article IX asserts is indemnifiable pursuant to Section 9.1 or 9.2 (the "INDEMNIFIED PARTY"), the Party or Parties seeking indemnification shall so notify the Party from whom indemnification is sought (the "INDEMNIFYING PARTY") promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. If any Action is instituted by or against a Third Party with respect to which the Indemnified Party intends to claim any liability as a Loss under this Section 9.3, the Indemnified Party shall promptly notify the Indemnifying Party of such Action and tender to the Indemnifying Party the defense of such Action. A failure by the Indemnified Party to give notice and to tender the defense of the Action in a timely manner pursuant to this Section 9.3 shall not limit the obligation of the Indemnifying Party under this Article IX, except to the extent such Indemnifying Party is materially prejudiced thereby.

                  9.4      Control Of Claims. The Indemnifying Party under this
Article IX shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any Action for which indemnification is sought pursuant to this Article IX ("INDEMNIFIABLE CLAIM"), and if the Indemnifying Party elects to assume the defense thereof, the Indemnifying Party shall not be liable to the Party or Parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such Party or Parties in connection with the defense thereof; provided that if the Indemnified Party has been advised in writing by outside counsel that there is a potential conflict between the interests of the Indemnifying Party and the Indemnified Party, the reasonable out-of-pocket fees and expenses of one separate counsel for the Indemnified Party shall be paid by the Indemnifying Party and such separate counsel shall be selected by the Indemnified Party in its sole discretion. Notwithstanding the foregoing, the reasonable legal fees and expenses of counsel selected by the Indemnified Party in its sole discretion in connection with an Indemnifiable Claim as to which the Indemnifying Party does not assume the defense or is not entitled to assume the defense shall be considered Losses for purposes of this Article IX. The Indemnifying Party may compromise or settle such Action, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement, provided, further, that the

Indemnifying Party shall not compromise or settle any Indemnifiable Claim without the prior written approval of the Indemnified Party, such approval not to be unreasonably withheld or delayed, unless all relief provided is paid or satisfied in full by the Indemnifying Party. No Indemnified Party may compromise or settle any Indemnifiable Claim without the prior written approval of the Indemnifying Party. If the Indemnifying Party elects not to control or conduct the defense or prosecution of an Indemnifiable Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense or prosecution of any Indemnifiable Claim and, at its own expense, to employ counsel of its own choosing for such purpose. The Parties hereto shall cooperate with each other and their respective counsel in the defense negotiation settlement or prosecution of any Indemnifiable Claim.

                  9.5 Survival. The representations and warranties of the Parties contained in this Agreement shall survive until the eighteen (18) month anniversary of the termination or expiration of this Agreement pursuant to
Section 6.1 and the covenants to be performed following the Effective Date shall survive until the date that is six (6) months after the end of the applicable period for performance thereof.

                  9.6 Indemnification Calculations. The amount of any Losses for which indemnification is provided under this Article IX shall be computed net of any insurance proceeds received by the Indemnified Party in connection with such Losses. If an Indemnified Party receives insurance proceeds in connection with Losses for which it has received indemnification, such Party shall refund to the Indemnifying Party the amount of such insurance proceeds when received, up to the amount of indemnification received. An Indemnified Party shall use its commercially reasonable efforts to pursue insurance claims with respect to any Losses.

                  9.7 Exclusive Remedies. Except as otherwise set forth herein, the remedies set forth in this Article IX will be the exclusive remedies available to the Parties hereto with respect to any Losses or any other damages, costs or expenses of any kind or nature or any other claim or remedy directly or indirectly resulting from, arising out of or relating to any of this Agreement (including alleged breaches of representation, warranty, covenant or any other term or provision or for any alleged misrepresentation), the Licensed Rights and the transactions contemplated hereby; provided that nothing herein shall limit in any way any Party's remedies in respect of fraud by the other Party in connection herewith or in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, the Parties hereby agree that any and all Actions resulting from, arising out of or based upon the provisions of this Agreement may be asserted or brought solely under and in accordance with the terms of this Agreement.

                                    ARTICLE X
                               DISPUTE RESOLUTION

                  10.1 Purpose. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article X if and when a dispute arises under this Agreement.

                  10.2 Arbitration. The Parties agree that any dispute arising out of or in connection with this Agreement, or the breach, termination, or invalidity thereof, shall be resolved as follows. In the event of a dispute between the Parties, either Party may initiate the dispute resolution procedures of this Section 10.2 by providing written notice (the "NOTICE OF CLAIM") to the other Party identifying the dispute and stating the desire to resolve the dispute. After receiving the Notice of Claim, respondent will respond in writing by stating its position and setting forth a proposed resolution of the dispute. If claimant and respondent are not able to resolve the dispute within twenty
(20) days thereafter, the matter in dispute shall be settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the "ICC"). The arbitral tribunal shall be comprised of three arbitrators; the Party-nominated arbitrators shall be appointed in accordance with the Rules of the ICC. The Party-nominated arbitrators will have thirty (30) days to appoint a chair. If they are unable to make such appointment within that time, then the chair shall be appointed in accordance with the Rules of the ICC. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The Parties agree that the losing Party shall bear the cost of the arbitration filing and hearing fees, the cost of the arbitrators and the ICC administrative expenses and the attorney's fees and expenses of each Party. The Parties agree to reasonable document discovery provided the requesting Party makes a showing of relevance and need to the tribunal. Notwithstanding the foregoing, (1) either Party may seek an immediate injunction from a court of competent jurisdiction (i) to prevent the disclosure of Confidential Licensor Information or Confidential Licensee Information, as applicable, in violation of Article VIII herein or (ii) to prevent an assignment of this Agreement in violation of Section 11.1 herein; and (2) Licensor may seek an immediate injunction from a court of competent jurisdiction in the event Purchaser (as defined in the Share Purchase Agreement) breaches its obligations to make the Milestone Payments as required under Section 2.2(b) of the Share Purchase Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.1 Assignment and Sublicense. The Parties may only sublicense or Transfer their respective rights and obligations hereunder in accordance with this Section 11.1.

                  (a) Commencing on the date hereof each of Licensor and Licensee shall be entitled to sublicense its rights or obligations under this Agreement without the written consent of the other Party hereto to a Permitted Transferee for so long as such Affiliate continues to be a Permitted Transferee. A sublicensing Party shall remain directly liable for the performance by its Permitted Transferee of all obligations of such sublicensing Party under this Agreement and no sublicense to a Permitted Transferee hereunder shall relieve Licensor or Licensee of its obligations pursuant to this Agreement.

                  (b) Commencing on the date that is three (3) months following the date of the Closing under the Share Purchase Agreement, each of Licensor and Licensee shall be entitled to Transfer its rights or obligations under this Agreement without the written consent of the other Party hereto, to a Permitted Transferee of Licensor or Licensee, as applicable, for so long as such Affiliate continues to be a Permitted Transferee; provided, that such Transfer shall be null and void ab initio and of no further force and effect unless (i) such Transfer was effected in accordance with the terms and conditions of this Agreement and (ii) the Permitted Transferee, if not already a Party hereto, shall have executed and delivered to the other Party hereto, as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to the other Party hereto, confirming that the Permitted Transferee shall be bound by the terms of this Agreement to the same extent applicable to the transferring Party, as if such Permitted Transferee was originally a Party hereto. Any such Permitted Transferee shall and the transferring Party shall cause such Permitted Transferee to Transfer back to the transferring Party (or to another Permitted Transferee of the transferring Party), its rights and obligations hereunder prior to such Permitted Transferee ceasing to be a Permitted Transferee of the transferring Party. Upon such Permitted Transferee ceasing to be a Permitted Transferee hereunder, any Transfer of rights and obligations hereunder shall be null and void from inception and of no further force or effect. A transferring Party shall remain directly liable for the performance by its Permitted Transferee of all obligations of such transferring Party under this Agreement and no Transfer to a Permitted Transferee hereunder shall relieve Licensor or Licensee of its obligations pursuant to this Agreement.

                  (c) Except as otherwise provided in Section 2.1 hereof, commencing on the date on which all of the Milestone Payments to be paid pursuant to Section 2.2(b) of the Share Purchase Agreement have been paid to and received by the Seller (as defined in the Share Purchase Agreement) (provided that all such Milestone Payments may be pre-paid at any time, regardless of whether such Milestone Payments are then due under Section 2.2 of the Share Purchase Agreement) Licensee or its Permitted Transferees shall be entitled in accordance with this clause (c) to Transfer or sublicense its rights and obligations under this Agreement to a Third Party, subject to the prior written consent of Licensor; provided, further, that (i) in the event of a Volitional Change in Control such Transfer shall be null and void ab initio and of no further force and effect unless (A) such Transfer was effected in accordance with the terms and conditions of this Agreement and (B) the Third Party shall have executed and delivered to Licensor as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to Licensor confirming that the Third Party shall be bound by the terms of this Agreement to the same extent applicable to the Licensee or its Permitted Transferee as if such Third Party was originally a Party hereto and (ii) in the event of a Change in Control (other than a Volitional Change in Control) such Transfer shall give rise to a right of termination pursuant to Section 6.2(b) herein unless such Transfer was effected in accordance with the terms and conditions of this Agreement. The Parties agree that Licensor may only withhold its consent in the event that Licensor reasonably determines (such determination to be made without unreasonable delay, and such consent, or the withholding thereof, to be promptly communicated once determined) that the proposed Third Party transferee or sublicensee **** (iv) does not have financial condition at least comparable to that of the Licensee as of Closing under the Purchase Agreement or (v) has been or is currently debarred under the authority of the FDCA or the Food and Drugs Act and/or regulations thereunder.

                  (d) Licensor or its Permitted Transferee shall be entitled to Transfer or sublicense its rights and obligations under this Agreement to a Third Party, subject to the prior written consent of Licensee; provided that (i) in the event of a Volitional Change in Control such Transfer shall be null and void ab initio and of no further force and effect, unless (A) such Transfer was effected in accordance with the terms and conditions of this Agreement and (B) the Third Party shall have executed and delivered to Licensee as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to Licensee confirming that the

Third Party shall be bound by the terms of this Agreement to the same extent applicable to Licensor or its Permitted Transferee as if such Third Party was originally a Party hereto and (ii) in the event of a Change in Control (other than a Volitional Change in Control) such Transfer shall give rise to a right of termination pursuant to Section 6.2(b) herein unless such Transfer was effected in accordance with the terms and conditions of this Agreement. The Parties agree that Licensee may only withhold its consent in the event that Licensee reasonably determines (such determination to be made without unreasonable delay, and such consent, or the withholding thereof, to be promptly communicated once determined) that (i) the proposed Third Party transferee or sublicensee does not have the financial condition to perform Licensor's obligations under this Agreement, (ii) if Licensor is not the surviving entity upon the consummation of such proposed Transfer, upon the consummation of such proposed Transfer the successor entity does not have manufacturing capacity at least comparable to Licensor's manufacturing capacity immediately prior to such proposed Transfer,
(iii) such Transfer has not received all required Regulatory Approvals, or if Licensor is not to be the surviving entity upon the consummation of such proposed Transfer, upon the consummation of such proposed Transfer the proposed Third Party transferee will not have all Regulatory Approvals required for its performance of this Agreement or (iv) such proposed Third Party transferee or sublicensee has been or is currently debarred under the authority of the FDCA or the Food and Drugs Act and/or regulations thereunder.

                  (e) Licensor and Licensee, as the case may be, and each of their respective present and former officers, directors, employees and Affiliates shall be released and discharged of its respective rights and obligations pursuant to this Agreement and from any and all claims, rights, causes of actions or suits and recoveries related thereto upon the consummation of a Transfer to a Third Party in accordance with the terms and conditions set forth herein.

                  (f) Subject to the foregoing provisions of this Section 11.1, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the Parties.

                  11.2 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

If to Licensor:
                           Q-Med AB
                           Seminariegatan 21
                           752 28 Uppsala, Sweden
                           Attention: Carina Bolin
                           Telephone No.: +46 18 474 90 00
                           Facsimile No.: +46 18 474 90 01
         with a copy to (which shall not constitute notice):

                           Simpson Thacher & Bartlett
                           Attention: Richard Miller
                           425 Lexington Avenue
                           New York, New York 10017
                           Telephone No.: (212) 455-2000
                           Facsimile No.: (212) 455-2502

If to Licensee prior to the Closing under the Share Purchase Agreement:

                           Q-Med AB
                           Seminariegatan 21
                           752 28 Uppsala, Sweden
                           Attention: Carina Bolin
                           Telephone No.: +46 18 474 90 00
                           Facsimile No.: +46 18 474 90 01

         with a copy to (which shall not constitute notice):

                           Simpson Thacher & Bartlett
                           Attention: Richard Miller
                           425 Lexington Avenue
                           New York, New York 10017
                           Telephone No.: (212) 455-2000
                           Facsimile No.: (212) 455-2502

If to Licensee as of the Closing under the Share Purchase Agreement:

                           HA North American Sales AB
                           c/o Medicis Pharmaceutical Corporation
                           8125 N. Hayden Road
                           Scottsdale Arizona, 85258-2463
                           Attention: Jonah Shacknai
                           Telephone No.: (602) 808-3800
                           Facsimile No.: (602) 778-6007

         with a copy to (which shall not constitute notice):

                           Reed Smith, LLP
                           Attention: Wm. J. McNichol
                           1650 Market Street
                           Philadelphia, Pennsylvania 19103
                           Telephone No.: (215) 851-8100
                           Facsimile No.: (215) 851-1420

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

                  11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of Laws that might otherwise govern pursuant to applicable principles of conflicts of Laws thereof.

                  11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  11.5 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  11.6 Entire Agreement. This Agreement, each of its appendices, exhibits, schedules and certificates, and all documents and certificates delivered or contemplated in connection herewith and therewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the Parties relating thereto.

                  11.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by Law.

                  11.8 Expenses. Each Party will bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

                  11.9 Further Actions. Each Party hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or proper and execute and deliver such documents and other papers as may be required to make effective the transactions contemplated by this Agreement.

                  11.10 Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of such Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  11.11 Amendment. This Agreement may be modified or amended only by written agreement of the Parties hereto signed by authorized representatives of the Parties hereto and specifically referencing this Agreement.

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

                  11.12    No Third Party Rights. Other than as set forth in
Article IX and Section 11.17 herein, no provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

                  11.13 Construction. This Agreement will be deemed to have been drafted by each Party and will not be construed against any Party as the draftsperson hereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                  11.14 Appendices, Exhibits, Schedules and Certificates. Each appendix, exhibit, schedule and certificate attached hereto is incorporated herein by reference and made a part of this Agreement.

                  11.15 Publicity. Neither Party shall issue or release any media release or public announcement (including any announcements made via any posting on the World Wide Web or Internet), or other similar publicity announcing the existence of this Agreement or relating to any term or condition of this Agreement in any country or the relationships created by this Agreement without three (3) Business Days' prior written notice, including by e-mail, to the other Party and the prior agreement of the other Party on the relevant wording relating to the Agreement or term or condition of the Agreement. Notwithstanding the foregoing each Party shall have the right to issue media releases, immediately and without prior consent of the other Party that disclose any information required by the rules and regulations of the Securities and Exchange Commission, the Stockholm Stock Exchange or applicable Law; provided that the disclosing Party shall notify, including by e-mail, the other Party no later than simultaneously with such issuance of such disclosure and shall use commercially reasonable efforts to provide a copy of the relevant wording relating to the Agreement, or any term or condition thereof to the other Party prior to the disclosure thereof. As of the Closing under the Share Purchase Agreement, Licensor shall contact Licensee's Investor Relations Group for approval and Licensee shall contact **** for approval.

                  11.16 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to specific performance of the terms of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  11.17    Certain Affiliate Transfers

                  Neither Party shall (1) invest, directly or indirectly, in an Affiliate which has operations or conducts activities in the field of Aesthetic Enhancement, or (2) transfer or make available any of its activities, operations or assets in the field of Aesthetic Enhancement (including research and development, marketing, know-how or other intellectual property, management of regulatory relations and protection of intellectual property) to an Affiliate, without causing such Affiliate to enter into an agreement for the benefit of the other Party by which such Affiliate agrees to be bound by the provisions hereof in all relevant respects to the same effect as if such Affiliate had originally been a Party hereto.

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

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

                                    Q-MED AB

                                    By:/s/ Bengt Agerup
                                       ---------------------------------------
                                       Name: Bengt Agerup
                                       Title:

                                    HA NORTH AMERICAN SALES AB

                                    By:/s/ Bengt Agerup
                                       ----------------------------------------
                                       Name: Bengt Agerup
                                       Title: